UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2017 (January 20, 2017)

Eagle Bulk Shipping Inc.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)
300 First Stamford Place 5th Floor Stamford, CT 06902 (Address of principal executive offices, including zip code)

(Registrant's telephone number, including area code): (203) 276-8100

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.

On January 20, 2017, Eagle Bulk Shipping Inc., a Republic of the Marshall Islands corporation (the “Company”), held a Special Meeting of Shareholders (the “Special Meeting”). There were a total of 48,106,827 shares of the Company’s Common Stock, par value US$0.01 per share (“Common Stock”), outstanding and entitled to vote at the Special Meeting. A total of 33,316,070 shares of Common Stock, constituting a majority of the Company’s outstanding shares of Common Stock entitled to vote at the Special Meeting, were represented at the Special Meeting either in person or by proxy. At the Special Meeting, the Company’s shareholders voted on the following matters and cast their votes as described below.

1.     To approve, for purposes of complying with The NASDAQ Stock Market LLC (“NASDAQ”) Listing Rule 5635(d), the issuance of shares of Common Stock, in connection with the entry into the Common Stock Purchase Agreement (the “Common Stock Purchase Agreement”), dated as of December 13, 2016, by and among the Company and the purchasers party thereto, in an amount equal to 20% or more of the Common Stock outstanding before the issuance of such shares (“Proposal No. 1”).

Votes For	Votes against	Abstentions	Broker Non-Votes
32,764,667	253,416	297,987	--

2.     To approve, for purposes of complying with NASDAQ Listing Rule 5635(c), the issuance of shares of Common Stock, in connection with the entry into the Common Stock Purchase Agreement, to certain directors, officers and employees of the Company (“Proposal No. 2”).

Votes For	Votes against	Abstentions	Broker Non-Votes
32,760,163	257,418	298,489	--

3.     To approve one or more adjournments to the Special Meeting, if necessary or appropriate, to establish a quorum or to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting cast in favor of Proposal No. 1 or Proposal No. 2.

Votes For	Votes against	Abstentions
33,030,418	256,902	28,750

Item 7.01.     Regulation FD.

On January 23, 2017, the Company issued a press release announcing the closing of the Company’s previously disclosed private placement of Common Stock for aggregate gross proceeds of $100.0 million (the “Private Placement”). The Private Placement was made pursuant to the Common Stock Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing. By filing this Current Report on Form 8-K and furnishing this information, the Company makes no statement or admission as to the materiality of any information in this Item 7.01 or the exhibit attached hereto.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release, issued by Eagle Bulk Shipping Inc., dated January 23, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.
(registrant)

Dated: January 23, 2017	By:	/s/ Frank De Costanzo
	Name:	Frank De Costanzo
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, issued by Eagle Bulk Shipping Inc., dated January 23, 2017.